EXHIBIT 99.A.3


               CATALYST VIDALIA HOLDING CORPORATION AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS

                                 (IN THOUSANDS)

                                    UNAUDITED

                                    ASSETS

                                                             December 31,   December 31,
                                                                2002           2001
                                                             -----------    -----------

Cash and cash equivalents                                     $  2,008       $    678
Investment in CORHLP - GP interest                             151,452        143,763
Investment in CORHLP - LP interest                              34,204         30,360
Receivable from DCI plus accrued interest                       22,630         22,674
Management fee and interest receivable -  CORHLP                 5,403          3,899
Other assets                                                        13            144
                                                              --------       --------
             Total assets                                     $215,710       $201,518
                                                              ========       ========


                     LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities:
        Due to affiliates under tax sharing agreement         $  7,472       $  6,268
        Management fee payable  GLP                                390          1,170
        Intercompany  payable to TCG                             3,036          1,866
        Note payable to CORHLP plus accrued interest            25,337             --
        Note payable to DCI plus accrued interest               27,098         25,771
        Note payable to TCG plus accrued interest               14,835         38,733
                                                              --------       --------
             Total liabilities                                  78,168         73,808
                                                              --------       --------

Stockholder's equity:
        Common stock                                                --             --
        Participating preferred stock                              134            134
        Additional paid-in capital                             110,591        110,591
        Retained earnings                                       26,817         16,985
                                                              --------       --------
             Total stockholder's equity                        137,542        127,710
                                                              --------       --------
             Total liabilities and stockholders equity        $215,710       $201,518
                                                              ========       ========

                                                                  EXHIBIT 99.A.3


               CATALYST VIDALIA HOLDING CORPORATION AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                 (IN THOUSANDS)

                                    UNAUDITED



                                                               Year Ended
                                                              December 31,
                                                       -------------------------
                                                         2002             2001
                                                       --------        --------

Revenues:
        Equity interest in operating
             results of CORHLP                         $ 11,533        $  3,466
        Management fee from CORHLP                        2,136           2,050
        Interest income DCI                                 539           1,106
        Interest income                                     179             171
                                                       --------        --------
                                                         14,387           6,793
                                                       --------        --------

Expenses:
        General and administrative                           63              57
        Management consulting fees  GLP                     750             750
        Interest expense DCI                              1,328           1,327
        Interest expense TCG                                661           1,686
        Interest expense CORHLP L/C                         337              --
        Other expense                                        --               8
                                                       --------        --------
                                                          3,139           3,828
                                                       --------        --------

Pre tax income                                           11,248           2,965

Tax provision                                            (1,416)           (774)
                                                       --------        --------

Net income                                             $  9,832        $  2,191
                                                       ========        ========

                                                                  EXHIBIT 99.A.3


               CATALYST VIDALIA HOLDING CORPORATION AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                    UNAUDITED


                                                                Year Ended
                                                               December 31,
                                                          ----------------------
                                                            2002         2001
                                                          --------     --------
Cash flows provided by (used in) all operations:
   Net income                                             $  9,832     $  2,191
   Adjustments to reconcile net income  to net
    cash provided by (used  in) all activities:
       Intercompany tax sharing                              1,204         (260)
       Equity interest in operating results of CORHLP      (11,533)      (3,466)
       Changes in assets and liabilities:
           Note receivable DCI plus accrued interest            44          237
           Management fee receivable  CORHLP                (1,504)      (1,430)
           Intercompany payable to TCG                       1,170          966
           Note payable DCI plus accrued interest            1,327        1,328
           Note payable TCG plus accrued interest          (23,898)         386
           Note payable CORHLP plus accrued interest        25,337
           Management fee payable  GLP                        (780)         390
           Other assets and liabilities, net                   131          (48)
                                                          --------     --------
Net cash provided by all activities                          1,330          294

Cash and cash equivalents beginning of the period              678          384
                                                          --------     --------
Cash and cash equivalents at end of period                $  2,008     $    678
                                                          ========     ========

                                                                  EXHIBIT 99.A.3


               CATALYST VIDALIA HOLDING CORPORATION AND SUBSIDIARY

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

                        (in thousands, except share data)

                                    Unaudited

                                                                  Shares of                  Additional
                                       Shares                  Participating  Participating     Paid
                                     of Common      Common       Preferred      Preferred        In         Retained
                                       Stock        Stock          Stock          Stock        Capital      Earnings
                                     ---------     --------    -------------  -------------  ----------     --------

Balance December 31, 2000               1,000      $     --       133,593       $    134       $110,591     $ 10,152

Prior period adjustment for tax
  sharing agreement                                                                                            4,642

Net income                                                                                                     2,191

                                     --------      --------      --------       --------       --------     --------
Balance December 31, 2001               1,000            --       133,593            134        110,591       16,985

Net income                                                                                                        --

                                     --------      --------      --------       --------       --------     --------
Balance December 31, 2002               1,000      $     --       133,593       $    134       $110,591     $ 16,985
                                     ========      ========      ========       ========       ========     ========